EXHIBIT 4.1

Consent of Independent Registered Public Accounting Firm

We have issued our report dated October 9, 2015, with respect to the financial statement(s) of Incapital Unit Trust, Series 96, comprising Incapital Morningstar Wide Moat Portfolio, 4Q 2015, contained in Amendment No. 1 to the Registration Statement on Form S-6 (File No. 333-206823) and related Prospectus. We consent to the use of the aforementioned report in the Registration Statement and Prospectus, and to the use of our name as it appears under the caption “Experts”.

/s/ Grant Thornton LLP____

GRANT THORNTON LLP

Chicago, Illinois

October 9, 2015